Exhibit 99.1

Natus Medical to Acquire Excel-Tech Ltd.

Acquisition Expands Neurology Product Lines and Adds Growth Opportunities

SAN CARLOS, Calif. & OAKVILLE, Ontario, Canada, (October 10, 2007) – Natus Medical Incorporated (Nasdaq:BABY) and Excel-Tech Ltd. (“XLTEK”) (TSX:NRV.TO) today announced that the companies have entered into a definitive agreement for Natus to acquire XLTEK. Canadian based XLTEK develops and markets computer-based electro diagnostic systems and disposable supplies used by medical practitioners to aid in the detection, diagnosis, and monitoring of neurologic and sleep disorders.

The acquisition is to be completed by way of a statutory plan of arrangement in Canada under which Natus will acquire all of the outstanding common shares of XLTEK at a cash price of C$3.25 per share. In addition, each share subject to an XLTEK stock option will convert into an amount equal to the excess of C$3.25 over the exercise price of the option. The transaction is valued at approximately C$62.5 (U.S. $63.6) million based on approximately 19.4 million XLTEK shares outstanding on a diluted basis. XLTEK reported revenue of C$32.5 million in the twelve months ended July 31, 2007, cash and cash equivalents of C$16.4 million as of July 31, 2007, and owns the land and building housing their corporate facility in Oakville.

Natus believes the acquisition will be immediately accretive to earnings, excluding associated one-time charges.

“This acquisition affirms our position as the market leader in neurology and brings Natus one-step closer to achieving our stated goal of growing revenue to a $250 million annual run-rate by the end of 2008,” said Jim Hawkins, President and Chief Executive Officer of Natus. “XLTEK adds to our growth opportunities by broadening our product offerings in neurology, including XLTEK’s products for the diagnosis of peripheral nervous system dysfunction.”

“XLTEK’s full line of products for the neurology clinician expands our current product offerings with products that include a high-end long-term EEG patient monitoring system for the diagnosis of epilepsy, electromyography systems, or EMG systems, used in the diagnosis of neuropathies and myopathies, and intra-operative monitoring systems, or IOM systems, used during surgical procedures in the operating room,” added Hawkins. “XLTEK also has a history of strong product innovation in the neurology and sleep market segments, where we expect to see the fruits of their research and development efforts within the next 12 to 18 months.”

“In addition, we plan to leverage our combined direct sales channels in the United States and Canada, and provide new distribution for XLTEK products through the Natus international distribution organization, now operating in over 80 countries,” added Hawkins.

John Mumford, President and Chief Executive Officer of XLTEK said: “We are pleased to become a part of the growing Natus team and I believe the expanded opportunities provided through this acquisition will accelerate sales of our technologies into the growing global marketplace.”

In addition to available cash on hand, Natus intends to finance a portion of the purchase price through a commitment secured from Wells Fargo Bank N.A., subject to customary closing conditions, to provide $35 million in new senior term and revolving credit facilities. The acquisition is not subject to any financing condition on the part of Natus.

The transaction is expected to close by the first week in December 2007, subject to XLTEK shareholder approval, customary regulatory approvals, and other closing conditions. Directors and officers of XLTEK, owning in the aggregate approximately 24% of XLTEK’s outstanding common shares, have entered into support agreements with Natus by which they agree to vote their shares in favor of the transaction.

Natus intends to release its 2007 third quarter financial results on November 1, 2007 and will host a conference call the same day to discuss those results and the XLTEK acquisition. Natus expects to provide 2008 annual revenue and earnings guidance after the acquisition is completed.

Cowen and Company, LLC served as financial advisor to Natus, and RBC Capital Markets served as financial advisor to XLTEK.

About Natus Medical

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and newborn care. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

About XLTEK

XLTEK is a medical technology company that designs, develops and sells proprietary medical devices. XLTEK’s core business consists of its neuro diagnostic equipment, used by neurology specialists to assist in the diagnosis and monitoring of the central and peripheral nervous systems. These core products, marketed since 1997, are sold into three main markets: the epilepsy market, the sleep disorders market, and the neurophysiology market, including myopathy, neuropathy and surgical monitoring.

XLTEK is headquartered in Oakville, a suburb of Toronto, Ontario, Canada. The Company’s common shares trade on the Toronto Stock Exchange (Symbol: NRV.TO). Additional information about XLTEK and its products may be found at www.xltek.com.

Cautionary Information Regarding Forward-Looking Statements—Natus

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisition of XLTEK by Natus, including the expected accretive impact of the acquisition on the earnings of Natus and the future benefit of XLTEK research and development efforts, and Natus’ expectations of reaching a $250 million annual revenue run rate by the end of 2008. These statements relate to future events or Natus’ future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The future results of Natus could differ materially due to a number of factors, including the effects of competition, challenges incurred in integrating acquired companies, the demand for products and services, the ability to expand sales in international markets, the ability to maintain current sales levels in a mature domestic market, the ability to control costs, and risks associated with bringing new products to market. Natus disclaims any obligation to update information contained in any forward-looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus’ annual report on Form 10-K for the year ended December 31, 2006, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Cautionary Information Regarding Forward-Looking Statements—XLTEK

Certain statements contained in this release containing words like “believe”, “intend”, “may”, “expect” and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the Company’s forward-looking statements include the following: market acceptance of our technologies and products; our ability to obtain financing; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain and develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products and other risk factors identified from time to time in the Company’s filings.

More information about potential risk factors that could affect the business and financial results of XLTEK can be found in XLTEK’s SEDAR filings, which can be accessed through XLTEK’s web site at www.xltek.com

COMPANY CONTACTS:

Natus Medical Incorporated

Steven J. Murphy

Chief Financial Officer

(650) 802-0400

InvestorRelations@Natus.com

Excel-Tech Ltd.

Peter Kastelic

Chief Financial Officer

(905) 829-5300 or (800) 387-7516

pkastelic@xltek.com